EXHIBIT 23.1
                         Consent of Independent Auditor


CONSENT OF INDEPENDENT AUDITOR

Shelley International CPA
Certified Public Accountant

The Board of Directors
Worldwide Promotional Products, Inc.

Gentlemen:

This letter will authorize you to include the audit report of your company dated August 22, 2005 in the registration statement on form SB-2/A 2nd amendment and to reference our firm as experts in accounting and auditing included in this registration statement.


Yours Truly,


/s/ Shelley International CPA
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September 7, 2005